Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Patient Infosystems, Inc. on Form S-8 of our report dated January 28, 2000 (March 21, 2000 as to Note 11 therein), appearing in the Annual Report of Form 10-K of Patient Infosystems, Inc. for the year ended December 31, 1999, which is part of this Registration Statement.



Deloitte & Touche LLP
Rochester, New York
May 3, 2000